EXHIBIT 10.7.2

                         AMENDMENT AGREEMENT (MSN 32838)

                           Dated as of August 1, 2003

                                     Between

                     TUOLUMNE RIVER AIRCRAFT FINANCE, INC.,
                                    as Lessor

                                       and

                                ATLAS AIR, INC.,
                                    as Lessee

                                  in respect of

                           LEASE AGREEMENT (MSN 32838)

                            Dated as of July 16, 2002

                                  Pertaining to

                          One Boeing 747-47UF Aircraft
                     Manufacturer's Serial Number 32838 and
                    United States Registration Number N416MC

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                                TABLE OF CONTENTS

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SECTION 1.    DEFINITIONS ......................................................    1

    (a)     Definitions as per Lease ...........................................    1

    (b)     Additional Definitions .............................................    1

SECTION 2.    WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND AGREEMENTS ............    4

    (a)     [Reserved] .........................................................    4

    (b)     Lessor Accommodations ..............................................    4

    (c)     Section 1110 Stipulation ...........................................    5

    (d)     Lessee Party Release ...............................................    7

    (e)     Expenses ...........................................................    7

    (f)     Restructuring Guaranties ...........................................    8

    (g)     Most Favored Nation Treatment ......................................    8

SECTION 3.    AMENDMENT OF THE LEASE ...........................................    9

    (a)     Amendment of Section 3(b) ..........................................    9

    (b)     Amendment of Section 3(c) ..........................................   10

    (c)     Amendment of Section 3(g) ..........................................   10

    (d)     Amendment of Section 7(a)(1) .......................................   11

    (e)     Amendment of Section 7(c) ..........................................   13

    (f)     Amendment of Section 9 .............................................   13

    (g)     Amendment of Section 14 ............................................   15

    (h)     Amendment of Section 15(c) .........................................   16

    (i)     Amendment of Section 15(d) .........................................   17

    (j)     Amendment of Section 17 ............................................   17

    (k)     Amendment of Section 18 ............................................   17

    (l)     Amendment of Section 19 ............................................   17

    (m)     Amendment of Section 20 ............................................   18

    (n)     Amendment of Section 28 ............................................   18

    (o)     Amendment of Section 29 ............................................   18

    (P)     Amendment of Exhibit B-1 ...........................................   18

    (q)     Amendment of Exhibits B-2 and B-3 ..................................   19
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                                TABLE OF CONTENTS
                                   (continued)

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    (r)      Amendment of Exhibit C ............................................   19

    (s)      Amendments to Annex A .............................................   19

SECTION 4.     EFFECTIVE DATE AND CONDITIONS PRECEDENT .........................   23

    (a)      Effective Date and Conditions Precedent ...........................   23

    (b)      Waiver or Deferral of Conditions Precedent ........................   24

    (c)      Delivery by Telecopy ..............................................   24

SECTION 5.     REPRESENTATIONS AND WARRANTIES ..................................   24

    (a)      Lessee Representations and Warranties .............................   24

    (b)      Lessor Representations and Warranties .............................   26

SECTION 6.     EFFECT OF THIS AGREEMENT; CERTAIN TAX TREATMENT .................   27

SECTION 7.     TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS .................   27

SECTION 8.     RESERVATION OF RIGHTS ...........................................   28

SECTION 9.     FURTHER ASSURANCES ..............................................   28

SECTION 10.    TIME OF THE ESSENCE; INTEREST AT PAST DUE RATE ..................   28

SECTION 11.    SURVIVAL ........................................................   28

SECTION 12.    JURISDICTION ....................................................   29

SECTION 13.    MISCELLANEOUS ...................................................   29

SECTION 14.    DATING AND EFFECTIVENESS ........................................   29
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                         AMENDMENT AGREEMENT (MSN 32838)

            This AMENDMENT AGREEMENT (MSN 32838) (this "AGREEMENT"), dated as of August 1, 2003, between TUOLUMNE RIVER AIRCRAFT FINANCE, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("LESSOR"), and ATLAS AIR, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("LESSEE").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, Lessor and Lessee are parties to the Lease (such term and all other capitalized terms used in these recitals but not defined in these recitals having the meaning ascribed in Section 1 hereof), under and pursuant to which Lessor leased to Lessee, and Lessee leased from Lessor, the aircraft and the engines described therein (the Lease and such aircraft and engines being described on ANNEX I attached hereto);

            WHEREAS, Lessor (and certain of its Affiliates) and Lessee are parties to the Term Sheet, under and pursuant to which, and subject to the satisfaction of the conditions precedent set forth in which, Lessor and Lessee (among other things) amended certain provisions of the Lease (the "LEASE AMENDMENTS"); and

            WHEREAS, pursuant to, and as contemplated by, the Term Sheet, Lessor and Lessee are entering into this Agreement for purposes of setting forth the agreement of Lessor and Lessee with respect to the Lease Amendments (in greater specificity than is set forth in the Term Sheet).

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

      SECTION 1. DEFINITIONS.

            (a) DEFINITIONS AS PER LEASE. Unless otherwise specifically defined herein, all capitalized terms used herein have the meanings stated in the Lease (as amended hereby).

            (b) ADDITIONAL DEFINITIONS. The following terms have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

            "ADDITIONAL LEASE RESTRUCTURING AMENDMENT" means the Amendment Agreement, dated as of August 1,2003, between Serviced Lessor and Polar.

            "AGREEMENT" has the meaning specified for such term in the preamble to this Agreement.

            "AIRCRAFT AND RELATED MATERIALS" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "ATLAS HOLDINGS" means Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

            "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended (or any successor statute thereto).

            "COMMON STOCK" means shares now or hereafter authorized of any class or series of the common stock of Atlas Holdings, any stock into which such shares of common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and any other stock of any class of Atlas Holdings, however designated, the holders of which have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Atlas Holdings without limit as to amount.

            "EFFECTIVE DATE" means NOVEMBER 18, 2003.

            "FILING DATE" has the meaning specified for such term in Section 2(c)(ii) of this Agreement.

            "FORBEARANCE DEFAULT" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "FORBEARANCE PERIOD" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "GECAS" means GE Capital Aviation Services, Inc., an Affiliate of Lessor.

            "GOVERNMENTAL ENTITY" means and includes: (i) any national government, political subdivision thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any entity described in clause (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

            "LEASE" means the Lease Agreement (MSN 32838), dated as of July 16, 2002, between Lessor and Lessee; PROVIDED, HOWEVER, that as used in any provision of this Agreement, other than any provision contained in Section 3 or 6 hereof, "LEASE" means the Lease, as amended hereby.

            "LEASE ASSUMPTION" has the meaning specified for such term in
Section 2(c)(ii) of this Agreement.

            "LESSEE PARTIES" means Lessee, Polar and Atlas Holdings.

            "LESSEE PARTY ACKNOWLEDGEMENT AND AGREEMENT" means, with respect to each Lessee Party other than Lessee, an Acknowledgement and Agreement of such Lessee Party in the form of Schedule II attached hereto or Schedule III attached hereto, as applicable.

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            "LESSOR ACCOMMODATIONS" has the meaning specified for such term in
Section 2(b) of this Agreement.

            "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person's business, operations or consolidated financial condition, or such Person's ability to observe or perform its obligations, liabilities and agreements under this Agreement, the Lease or the Tax Indemnity Agreement.

            "OTHER CREDITOR" means a creditor (other than GECC, Lessor or any other Affiliate of GECC) of, or an Other Lessor to, any Lessee Party.

            "OTHER LESSOR" means a lessor or sublessor of aircraft (other than GECC, Lessor or any other Affiliate of GECC) to any Lessee Party.

            "OTHER LESSOR RESTRUCTURING" has the meaning specified for such term in Section 2(g) of this Agreement.

            "OTHER TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Polar, Atlas Holdings and GECAS, acting on behalf of certain Affiliates of Lessor, as lessors under certain of the Other Aircraft Leases.

            "PLAN" means a plan of reorganization in a Chapter 11 Case with respect to any or all of Lessee Parties.

            "PLAN EFFECTIVE DATE" has the meaning specified for such term in
Section 2(f) of this Agreement.

            "POLAR" means Polar Air Cargo, Inc., a California corporation.

            "RELEASED PARTY" has the meaning specified for such term in Section 2(d) of this Agreement.

            "RESTRUCTURING PROGRAM" means the program of Lessee Parties for the restructuring of their indebtedness and other obligations (including, without limitation, obligations as lessee or sublessee of aircraft and engines), regardless of whether such restructuring occurs before, during or after the commencement of a Chapter 11 Case with respect to a Lessee Party and/or is effected, in whole or in part, pursuant to a Plan.

            "SECTION 1110 STIPULATION" has the meaning specified for such term in Section 2(c)(i) of this Agreement.

            "SERVICED LESSOR" means AeroUSA, Inc., a Connecticut corporation.

            "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated as of July 16, 2002, between Lessor and Lessee, in respect of the Aircraft; PROVIDED, HOWEVER, that as used in any provision of this Agreement, other than
Section 3 or 6 hereof, "TAX INDEMNITY

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AGREEMENT" means the Tax Indemnity Agreement, as amended by the Tax Indemnity
Agreement Amendment.

            "TAX INDEMNITY AGREEMENT AMENDMENT" means an Amendment No. 1 to the Tax Indemnity Agreement, in the form attached hereto as Schedule I.

            "TERM SHEET" means the Binding Term Sheet for Lease Restructure, dated as of April 11, 2003, among Lessee, Atlas Holdings and GECAS, acting on behalf of Lessor, as lessor under the Lease, and on behalf of certain Affiliates of Lessor, as lessors under certain of the Other Aircraft Leases.

      SECTION 2. WAIVERS AND RELEASES; ACKNOWLEDGEMENTS AND AGREEMENTS.

            (a) [Reserved].

            (b) LESSOR ACCOMMODATIONS. Lessee acknowledges and agrees that:

                  (i) Lessee failed to pay when due an installment of Basic Rent under and as defined in the Other Aircraft Lease to which Lessee is a party; and, under and pursuant to, and subject to the terms, provisions and conditions of, the Term Sheet and the Other Restructuring Lease Amendment pertaining to such Other Aircraft Lease, the Affiliate of Lessor that is the lessor under such Other Aircraft Lease, waived such payment default under such Other Aircraft Lease and agreed to certain rental restructuring; and Lessee has received and will receive considerable benefit from such waiver, rental restructuring and forbearances from exercise of remedies;

                  (ii) Polar failed to pay when due an installment of Basic Rent under and as defined in each Other Aircraft Lease to which Polar is a party; and, under and pursuant to, and subject to the terms, provisions and conditions of, the Other Term Sheet and the Other Restructuring Lease Amendment pertaining to each such Other Aircraft Lease, the Affiliate of Lessor that is the lessor or sublessor under such Other Aircraft Lease, waived such payment default under such Other Aircraft Lease and granted certain rental deferrals or restructurings and forbearances from exercise of remedies (including, without limitation, termination of such Other Aircraft Lease and repossession of the aircraft leased pursuant thereto); and, because Lessee and Polar are Subsidiaries of Atlas Holdings and integral parts of a business enterprise controlled by Atlas Holdings, Lessee has received and will receive considerable benefit from such waivers, rent deferrals and forbearances from exercise of remedies (the rental deferrals and forbearances from exercise of remedies referred to in clause (i) above and in this clause (ii) of this Section 2(b) being, collectively, the "LESSOR ACCOMMODATIONS");

                  (iii) terms and provisions of this Agreement and the Tax Indemnity Agreement Amendment (including, without limitation, those pertaining to the right of Lessor to terminate the Lease upon the occurrence of a Non-Assumption Event) are in consideration of the Lessor Accommodations; and

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                  (iv) Lessor and its Affiliates have acted to their detriment in making the Lessor Accommodations (in lieu of terminating the Other Aircraft Leases to which they are parties and repossessing the aircraft thereunder).

            (c) SECTION 1110 STIPULATION.

                  (i) In the event of the commencement with respect to Lessee of a Chapter 11 Case, (a) Lessee and Lessor shall execute and deliver a stipulation and agreement pursuant to Section 1110(b) of the Bankruptcy Code with respect to the Lease containing the provisions described in
      Section 2(c)(ii) and otherwise acceptable in form and substance to Lessor (the "SECTION 1110 STIPULATION"), (b) Lessee shall file the Section 1110 Stipulation concurrently with the "first day pleadings" in such Chapter 11 Case, and (c) Lessee shall cause the Section 1110 Stipulation to be entered and approved pursuant to written order of the bankruptcy court promptly after the Section 1110 Stipulation is filed with the bankruptcy court.

                  (ii) The Section 1110 Stipulation shall provide that:

                        (A) Lessor is entitled to the benefits of Section 1110
            of the Bankruptcy Code with respect to the Aircraft and the Lease;

                        (B) Subject to the terms, conditions and provisions of
            the Section 1110 Stipulation, and pursuant to Section 1110(b) of the Bankruptcy Code, Lessor shall forbear from exercising its rights under Section 1110 of the Bankruptcy Code during the period (the "FORBEARANCE PERIOD") from the date of filing of the petition commencing the Chapter 11 Case with respect to Lessee (the "FILING DATE") until the earliest to occur of the following: (I) the date which is 180 days after the Filing Date; (II) confirmation of a plan of re-organization with respect to Lessee providing for the assumption by Lessee of the Lease pursuant to Sections 1123(b)(2) and 365 of the Bankruptcy Code or entry by the bankruptcy court of a separate order providing for such assumption pursuant to Section 365 of the Bankruptcy Code (referred to herein as "LEASE ASSUMPTION"); and (III) the occurrence of a "Forbearance Default" (as such term is hereinafter defined).

                        (C) During the Forbearance Period, Lessee shall perform,
            observe and comply with all of the terms, conditions and provisions of the Lease.

                        (D) Upon termination of the Forbearance Period (if the
            Forbearance Period terminates for any reason other than the occurrence of a Forbearance Default or the occurrence of Lease Assumption) or on the second Business Day next following the termination of the Forbearance Period (if the Forbearance Period terminates by reason of the occurrence of a Forbearance Default), Lessee shall, at Lessee's cost and expense, (I) return to Lessor, at a location designated by Lessor, the Airframe, with the Engines then installed thereon, and with all parts, equipment, components, systems, logs, manuals, records and documents (in the nature of "Aircraft Documents" as defined in the Lease Agreement Enumerating Aircraft Documents (as such term is defined in the

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

            Restructuring Letter Agreement)) relating to, or forming part of, the Airframe and/or the Engines (collectively the "AIRCRAFT AND RELATED MATERIALS"), as the Aircraft and Related Materials are required to be returned to Lessor at expiration or termination of the Lease, and (II) from time to time upon request of Lessor, cooperate reasonably with Lessor or its representative to provide such information with respect to any or all of the Aircraft and Related Materials as may be requisite for Lessor (Y) to perform any applicable governmental filings or to obtain any applicable governmental certification or registration pertaining to any or all of the Aircraft and Related Materials, or (Z) to cause the Aircraft to be in condition for operation, re-lease or sale by Lessor. Upon termination of the Forbearance Period (if the Forbearance Period terminates for any reason other than the occurrence of Lease Assumption), the Lease shall be deemed rejected.

                        (E) As used in the Section 1110 Stipulation,
            "FORBEARANCE DEFAULT" shall mean any one or more of the following:
            (I) an Event of Default under and as defined in the Lease; (II) termination of the Lease pursuant to Section 9(e) thereof (by reason of a Non-Assumption Event); (III) breach by Lessee of any of its covenants contained in the Section 1110 Stipulation; (IV) the appointment in the Chapter 11 Case of a trustee or the appointment of an examiner with expanded powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, but only if such expanded powers include that such examiner takes the place of and assumes the full responsibilities and duties of Lessee's management and its board of directors or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; (V) cessation or material curtailment by Lessee of its operations; (VI) rejection of the Lease or abandonment of the Aircraft by Lessee; or (VII) acceleration of any or all of the indebtedness incurred by Lessee (and/or any other Lessee Party) as part of its (and/or their) receipt of debtor in possession financing.

                        (F) All Basic Rent and all Supplemental Rent due and
            payable under the Lease at or after the Filing Date (less any payments thereof made by Lessee after the Filing Date) shall be allowed as an administrative expense pursuant to Sections 503(b)(l)(A) and 507(a)(1) of the Bankruptcy Code; PROVIDED, HOWEVER, that there shall not be allowed as an administrative expense (I) any damages payable by reason or in respect of the rejection or other termination of the Lease or the exercise by Lessor of remedies with respect to the rejection or other termination of the Lease or the occurrence of any Event of Default under and as defined in the Lease, or (II) any amounts payable by Lessee pursuant to Exhibit B to the Lease in respect of the failure of the Aircraft to meet the minimum hour and cycle requirements specified in Exhibit B to the Lease upon return of the Aircraft to Lessor.

                        (G) Except as specifically provided in the Section 1110
            Stipulation, the Section 1110 Stipulation shall not affect, modify or waive any term, provision or condition of the Lease or applicable Law, including, without limitation, Section 1110 of the Bankruptcy Code. The Section 1110 Stipulation

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            shall not constitute the assumption by Lessee of the Lease or an agreement by Lessee to assume the Lease.

                  (iii) Unless otherwise mutually agreed in writing by Lessor and Lessee, the form and text of the Section 1110 Stipulation shall be as set forth in the Restructuring Letter Agreement (with any blanks therein appropriately completed, any bracketed text therein appropriately deleted or modified and any information missing therefrom appropriately inserted).

            (d) LESSEE PARTY RELEASE. In consideration of the Lessor Accommodations, Lessee hereby (and by its execution and delivery of its Lessee Party Acknowledgement and Agreement, each other Lessee Party) releases, discharges and acquits Lessor, each Indemnitee (under and as defined in the Lease and each Other Agreement) and GECAS and each of their respective Affiliates and the officers, directors, members, agents, representatives and employees and the respective successors and assigns of each of the foregoing (each, a "RELEASED PARTY") from, and agrees not to sue upon (or otherwise assert or pursue any right or remedy with respect to) any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, legal process, suits, claims and costs and expenses, whether by contract or at law or in equity or otherwise arising and whether known or unknown, that Lessee had or has, or may have had or have, against any Released Party arising out of or in connection with facts, circumstances or events (whether known or unknown by Lessee) existing or occurring prior to or on and as of the Effective Date and pertaining to any or all of Lessor, any Affiliate of Lessor, the Operative Documents, the Other Agreements and the transactions contemplated thereby.

            (e) EXPENSES.

                  (i) Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) Polar agree that (a) on the Effective Date, Lessee Parties shall pay to counsel for Lessor, the Affiliates of Lessor that are parties to the Other Restructuring Lease Amendments and Serviced Lessor, in payment of the fees of such counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment, the sum of $225,000, and (b) such sum shall be in addition to all retainer deposits made to such counsel (which retainer deposits shall be applied to the fees of such counsel in such connection that are not paid in full by such additional sum without any necessity or obligation on the part of such counsel, GECAS or any other Person to refund, return or otherwise account for such retainer deposits or any right on the part of any Lessee Party to receive or recover all or any portion of such retainer deposits). Notwithstanding anything herein, in any Other Lease Restructuring Amendment or in the Additional Restructuring Lease Amendment to the contrary, and for the avoidance of any doubt, it is expressly stated, acknowledged and agreed that the aggregate amount payable by Lessee Parties on the Effective Date pursuant to this Section 2(e)(i) and Section 2(e)(i) of each of the Other Lease Restructuring Amendments and the Additional Restructuring Lease Amendment is $225,000.

                  (ii) Lessee agrees that, on demand, Lessee shall pay or reimburse Lessor, Affiliates of Lessor and Serviced Lessor for two-ninths (2/9ths) of all out of

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

      pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Lessor, Affiliates of Lessor and Serviced Lessor in connection with or related to (a) the issuance of each guaranty pursuant to and as required by Section 2(f) of each of this Agreement, each Other Restructuring Lease Amendment and the Additional Restructuring Lease Amendment, (b) the issuance of Common Stock pursuant to and as required by the Restructuring Letter Agreement and each Other Restructuring Letter Agreement, and (c) the preparation, negotiation, execution and delivery of amendments and other documents pursuant to and as required by Section 2(g) of each of this Agreement, the Other Restructuring Lease Amendments and the Additional Restructuring Lease Amendment.

                  (iii) Without limitation of any term or provision of Section 15 of the Lease, Lessee acknowledges, confirms and agrees that all out of pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred or payable by Lessor in connection with or related to the preservation or exercise by Lessor of rights and remedies of Lessor and/or the enforcement by Lessor of obligations of Lessee and/or, if applicable, obligations of the other Lessee Parties (in each case under or in respect of this Agreement, the Tax Indemnity Agreement and the other Operative Documents) during the pendency of any Chapter 11 Case with respect to Lessee or other proceeding under the Bankruptcy Code with respect to Lessee (including, without limitation, all such costs and expenses in connection with or related to the Section 1110 Stipulation provided for in Section 2(c) hereof, the assumption by Lessee of the Lease and/or the exercise by Lessor of its rights under Section 9(e) or Section 15 of the Lease, but excluding, however, any such costs and expenses in connection with or related to any monitoring of developments in any such case that is unrelated to such preservation or exercise of rights and remedies or such enforcement of obligations) are "enforcement" costs of Lessor for which Lessee is liable under Section 15 of the Lease (and which Lessee shall pay or reimburse to Lessor on demand by Lessor).

            (f) RESTRUCTURING GUARANTIES. On the earlier to occur of (i) the date on which a Plan (a) has been confirmed by the bankruptcy court, and (b) all conditions precedent to the effectiveness of such Plan under the Bankruptcy Code and/or set forth in such Plan have been satisfied (such date being referred to as the "PLAN EFFECTIVE DATE"), or (ii) the date on which any Lessee Party issues to an Other Creditor of any other Lessee Party a guaranty of the obligations of such other Lessee Party to such Other Creditor, each Lessee Party shall issue a guaranty of the due and punctual payment and performance of all obligations of each Affiliate of such Lessee Party under this Agreement, the Lease and each Other Agreement to and for the benefit of Lessor or the Affiliate of Lessor that is a party to this Agreement, the Lease or such Other Agreement. Each such guaranty shall be (i) a guaranty of payment and performance and not of collection, and (ii) otherwise reasonably acceptable in form and substance to the beneficiary thereof (it being stated and acknowledged, for the avoidance of any doubt or misunderstanding, that the form and content of any existing guaranty by Atlas Holdings of the obligations of Polar under any of the Other Aircraft Leases shall not be dispositive with respect to the acceptability of the form and content of any guaranty to be issued pursuant to this Section 2(f)).

            (g) MOST FAVORED NATION TREATMENT. Lessee agrees that if Lessee Parties (or one or more thereof) enter(s) into definitive documents with respect to the restructuring,

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

modification or amendment of their (or any of their) obligations to an Other Lessor (such restructuring, modification or amendment being referred to as an "OTHER LESSOR RESTRUCTURING") which provide(s) for such Other Lessor to receive (as part of the Restructuring Program) a lease or sublease rate or other economic terms, economic provisions or economic conditions that, taking into account all prevailing facts and circumstances, are more favorable to such Other Lessor than the lease rate or other economic terms, economic provisions or economic conditions received by Lessor (as part of the Restructuring Program) and set Forth in this Agreement and/or reflected in the Operative Documents after giving effect to this Agreement and/or the Tax Indemnity Agreement Amendment, then, (i) within thirty (30) days after such entry into such definitive documents with respect to such Other Lessor Restructuring. Lessee shall notify Lessor thereof, and (ii) within forty five (45) days after the request therefor (if any) by Lessor, this Agreement, the Restructuring Letter Agreement, the Lessee Party Acknowledgments and Agreements and the Operative Documents shall be amended and/or modified in such manner and to such extent as may be requisite to provide to Lessor (as part of the Restructuring Program) a lease rate and other economic terms, economic provisions and economic conditions that, taking into account all prevailing facts and circumstances, are the same as the lease or sublease rate and other economic terms, economic provisions and economic conditions provided to such Other Lessor pursuant to such Other Lessor Restructuring and the documents relating to such Other Lessor Restructuring. Notwithstanding anything herein which may be to the contrary, Lessee and Lessor agree that Lessor's "most favored nation treatment" with respect to the restructuring, modification and/or amendment of the obligations of Lessee Parties under and/or in respect of (i) the 1998 7.38% Atlas Air Pass Through Certificates, Series A, (ii) the 1999 7.20% Atlas Air Pass Through Certificates, Series A-1, and (iii) the 2000 8.707% Atlas Air Pass Through Certificates, Series A and, in each case, the lease agreements, lease indentures, leased equipment notes, indentures, owned equipment notes and other documents and instruments executed, delivered and/or issued in connection with such Certificates, shall be as provided in the Restructuring Letter Agreement.

      SECTION 3. AMENDMENT OF THE LEASE. The Lease is hereby amended as follows:

            (a) AMENDMENT OF SECTION 3(b). Section 3(b) of the Lease is amended to read in its entirely as follows:

                  (b) BASIC RENT.

                        (i) On each Rent Payment Date (during the Basic Term),
            Basic Rent for the use of the Aircraft shall be due and payable, and Lessee shall pay Basic Rent in Dollars, in the amount specified for such Rent Payment Date on EXHIBIT B-1. On and after the Rent Payment Date occurring on April 11, 2003, Basic Rent shall be payable (monthly) in advance. Each payment of Basic Rent shall be final, subject to SECTION 18 hereof. The amount of Basic Rent allocated to each Lease Period shall equal the amount of Basic Rent payable during such Lease Period.

                        (ii) Lessor and Lessee agree that Lessee's liability for
            purposes of Section 467 of the Code on account of the use of the Aircraft in accordance with this Lease shall be as stated on EXHIBIT B-1. It is the intention of the parties hereto that the allocation of Basic Rent as provided in EXHIBIT B-1 constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation Section 1.467-1(c)(2)(ii)(A) with the effect that, pursuant to Treasury Regulation Section 1.467-1(d) and 1.467-2, each of Lessor and Lessee, on any federal income tax returns filed by it (or on any return on which its income is included), shall accrue for purposes of Section 467 of the Code the amounts of rental income and rental expense, respectively, set forth for each period under the column with the heading "Basic Rent Payment" on EXHIBIT B-1 and for purposes of Section 467 of the Code shall include the amounts in income or as an expense, respectively, for each taxable year in accordance with Treasury Regulations
            Section 1.467-1(d)(1).

            (b) AMENDMENT OF SECTION 3(c). Section 3(c) of the Lease is amended to read in its entirety as follows:

                  (c) ADJUSTMENTS TO BASIC RENT.

                        (i) In the event that Lessee pays an indemnity
            obligation under the Tax Indemnity Agreement, then the Basic Rent amounts set forth on EXHIBIT B-1 and the Termination Value amounts and the Event of Default Termination Value amounts set forth on EXHIBIT C-1 or C-2, as applicable (and on SCHEDULE B to the Tax Indemnity Agreement) shall be recalculated upwards or downwards by Lessor using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent amounts, the Termination Value amounts and the Event of Default Termination Value amounts as the same were amended or added pursuant to, and as the same are set forth in, the Amendment Agreement and the Tax Indemnification Agreement Amendment in order to (1) maintain the Net Economic Return and (2) to the extent possible consistent with the preceding clause (1), minimize the Net Present Value of Rents.

                        (ii) Any recalculation of Basic Rent amounts,
            Termination Value amounts and Event of Default Termination Value amounts pursuant to this SECTION 3(c) shall be determined by Lessor and shall be subject to the verification procedure set forth in
            SECTION 3(g).

                        (iii) Any such adjusted Basic Rent amounts, Termination
            Value amounts and Event of Default Termination Value amounts shall be set forth in a Lease Supplement or an amendment to the Lease.

            (c) AMENDMENT OF SECTION 3(g). Section 3(g) of the Lease is amended to read in its entirety as follows:

                        (g) VERIFICATION. Any recalculation of Basic Rent
            amounts, Termination Value amounts and Event of Default Termination Value amounts pursuant to this Lease shall be calculated by Lessor in accordance with SECTION 3(c); PROVIDED, HOWEVER, that if Lessee believes that such calculations by Lessor are in error, then Lessee's independent public accountants, Babcock & Brown LP or any other nationally recognized firm of accountants or lease advisory firm selected by Lessee and acceptable to Lessor shall be permitted to verify such calculations and Lessor will make available to the applicable firm performing such verification (subject to the execution by the applicable firm performing such verification of a confidentiality agreement acceptable to Lessor) the methods and assumptions applicable to such calculations in accordance with SECTION 3(c) (and any variances therefrom made in accordance with SECTION 3(c)). In the event of a verification pursuant to this SECTION 3(g), the determination by the applicable firm performing such verification of the recalculated Basic Rent amounts, Termination Value amounts and Event of Default Termination Value amounts shall be final. Lessee shall pay the reasonable costs and expenses of any verification pursuant to this SECTION 3(g); PROVIDED, HOWEVER, that Lessor shall pay the reasonable costs and expenses of any such verification which (i) establishes an error adverse to Lessee, and (ii) results in an adjustment of Basic Rent amounts that causes the Net Present Value of Rents to decline by five (5) or more basis points or a material reduction of the Termination Values or the Event of Default Termination Values. Any recalculated Basic Rent amounts, Termination Value amounts and Event of Default Termination Value amounts that result from a verification pursuant to this SECTION 3(g) shall be set forth in a Lease Supplement or an amendment to the Lease.

                  (d) AMENDMENT OF SECTION 7(a)(1). Section 7(a)(1) of the Lease is amended by adding at the end of clause (B) thereof the following provisos:

                  PROVIDED, HOWEVER, that if Lessee (i) grounds the Airframe, together with the Engines or engines then installed thereon (collectively, the "GROUNDED AIRCRAFT") for longer than a temporary period and/or for reasons other than those previously described in this clause (B) (which Lessee may do, in its discretion, if in connection therewith Lessee complies with the terms of this proviso and the following proviso to this clause (B)), (ii) stores the Grounded Aircraft in a Storage Program for the duration of such grounding, (iii) stores all Engines other than Excepted Engines (collectively, the "GROUNDED ENGINES") in a Storage Program for the duration of such grounding (and maintains the Excepted Engines, or causes the Excepted Engines to be maintained, in accordance with the terms of this Lease (other than the terms of this proviso and the following proviso to this clause (B)), (iv) identifies to Lessor, upon commencement of such grounding and from time to time thereafter upon any change in such location or such information, the locations of the Grounded Aircraft and each Grounded Engine, the owner and the operator of each storage facility at which the Grounded Aircraft and/or each Grounded Engine is stored (setting forth for each such owner and each such operator, its name, address, applicable contact person or persons and their respective telephone numbers, facsimile numbers and, if available, e-mail addresses), and
                  (v) authorizes each such owner and/or operator to discuss with Lessor (or its representatives), and to provide to Lessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or non-payment of, the costs, expenses and other charges of such owner and/or operator with respect to the Grounded Aircraft and/or each Grounded Engine, as applicable (and, in such connection, Lessee authorizes each such owner and each such operator to rely on a copy of this provision of this Lease as due authorization and instruction by Lessee to such owner or such operator to discuss with Lessor (or its representatives), or to provide to Lessor (or its representatives) information concerning, the Grounded Aircraft and/or each Grounded Engine, as applicable, and the amounts of, and the payment or non-payment of, the costs, expenses and other charges of such owner or such operator with respect to the Grounded Aircraft and/or each Grounded Engine, as applicable), Lessee shall (in lieu of complying with the requirements of this clause (B) other than those requirements set forth in the provisos to this clause (B), but without limitation of any other term or provision of this Lease (including, without limitation, SECTION 5 and the following clauses (C) and (D) of this SECTION 7(a)(1)) or any other Operative Document (including, without limitation, the Tax Indemnity Agreement)) maintain the Grounded Aircraft and each Grounded Engine in accordance with a Storage Program; PROVIDED FURTHER, HOWEVER, that at such time as the Grounded Aircraft or a Grounded Engine is removed from storage, Lessee shall, at its own cost and expense, cause the Grounded Aircraft or such Grounded Engine to be or become in the condition in which, but for the Aircraft or such Grounded Engine being a Grounded Aircraft or a Grounded Engine, the Aircraft or such Engine would have been required by this Lease to be in; and PROVIDED FURTHER, HOWEVER, that if, at any time when the Airframe is not so grounded, (i) Lessee grounds an Engine not then installed on the Airframe (a "SEPARATELY GROUNDED ENGINE") for longer than a temporary period (which Lessee may do, in its discretion, if in connection therewith Lessee complies with the terms of this proviso), and (ii) Lessee complies with (a) the requirements of clauses (iv) and (v) of the second preceding proviso to this clause (B), and (b) the requirements of the next preceding proviso to this clause (B), in each case, with respect to such Separately Grounded Engine (as if each reference in such clause (iv) and (v) and such proviso to "Grounded Engine" was a reference to "Separately Grounded Engine"), Lessee shall (in lieu of complying with the requirements of this clause (B) with respect to such Separately Grounded Engine (other than those requirements set forth in this proviso to this clause (B), but without limitation of any other term or provision of this Lease (including, without limitation, SECTION 5 and the following clauses (C) and (D) of this SECTION 7(a)(i)) or any other Operative Document (including, without limitation the Tax Indemnity Agreement)) maintain such Separately Grounded Engine in accordance with a Storage Program (it being expressly stated, acknowledged and agreed, for the avoidance of any doubt, that, by inclusion in this Lease of the provisos to this clause (B), Lessor waives compliance by Lessee with, and any Default or Event of Default which would arise solely from Lessee's failure to comply with, the requirements of this clause (B) (other than the requirements set forth in the provisos to this clause (B)) with respect to the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration of the grounding thereof so long as Lessee complies with the requirements set forth in the applicable provisos to this clause (B) and each applicable Storage Program with respect to the grounding and storage (including maintenance during storage) of the Grounded Aircraft, the Grounded Engines and the Separately Grounded Engines for the duration (and at the termination) of the grounding thereof);

            (e) AMENDMENT OF SECTION 7(c). Section 7(c) of the Lease is amended by changing the phrase "and that Lessor or its successors or assigns will acquire or claim", which appears in the final clause of the last sentence thereof, to read as follows: "and that neither Lessor nor any of its successors or assigns will acquire or claim".

            (f) AMENDMENT OF SECTION 9. Section 9 of the Lease is amended as follows:

                  (i) the caption of Section 9 of the Lease is amended to read in its entirety "Termination";

                  (ii) the caption of Section 9(a) of the Lease is amended to read in its entirety "Termination By Lessee";

                  (iii) Section 9(b) of the Lease is amended to read in its entirety as follows:

                        (b) OPTIONAL SALE OF THE AIRCRAFT; LESSOR RETENTION OPTION; REVOCATION OF TERMINATION NOTICE. In the event that Lessee shall have exercised its right to terminate this Lease pursuant to
            SECTION 9(a)(i), during the period from the giving of the Termination Notice until the proposed Termination Date (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date or Lessor shall have irrevocably elected to retain the Aircraft pursuant to this SECTION 9(b)), Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain bids for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five (5) Business Days after receipt thereof and at least ten
            (10) Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Permitted Sublessee or any other Person with whom Lessee or any such Affiliate or any Permitted Sublessee has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate or any Permitted Sublessee but who may be Lessor, any Affiliate thereof or any Person contacted by Lessor) submitting such bid. Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft:
            (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest cash bid therefor at least ten (10) Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to SECTION 5, and shall duly transfer to Lessor title to any engines on the Airframe and not owned by Lessor all in accordance with the terms of SECTION 5, (2) Lessor shall sell in accordance with the provisions of SECTION 9(c) hereof, subject to prior or concurrent payment by Lessee of all amounts due under CLAUSE (3) of this sentence, all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor, (3) Lessee shall simultaneously pay Lessor in funds of the type specified in
            SECTION 3(e) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the sales price of the Aircraft sold by Lessor after deducting the reasonable expenses incurred by Lessor in connection with such sale (except that there shall not be deducted the fees, commissions or expenses of more than one broker per transaction), (B) all unpaid Basic Rent with respect to the Aircraft due prior to (but not on) such Termination Date and (C) all Supplemental Rent due on or prior to such Termination Date and (4) upon and simultaneously with such payment, Lessor will transfer to Lessee, in accordance with the provisions of SECTION 9(c), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may elect to retain title to the Aircraft unless Lessee shall have revoked the Termination Notice or shall have accepted a bid for the Aircraft prior to Lessee's receipt of notice of Lessor's election. If Lessor so elects, Lessor shall give to Lessee written notice of such election within thirty (30) days of its receipt of a Termination Notice. Upon receipt of notice of such an election by Lessor, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with SECTION 5 and shall pay (i) all Basic Rent due prior to (but not on) the Termination Date and (ii) all Supplemental Rent due on or prior to the Termination Date. If no sale shall have occurred on the Termination Date, Lessor may, but shall not be obligated to, elect to retain title to the Aircraft and terminate the Lease, in which case, Lessee shall pay all Basic Rent due prior to (but not on) the Termination Date and all Supplemental Rent due on or prior to the Termination Date. At such time as all of the payments described in the preceding sentence shall have been made, this Lease shall terminate and Lessee shall deliver the Aircraft to Lessor in accordance with SECTION 5 thereof. If no sale shall have occurred on the Termination Date, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the costs and expenses incurred by Lessor, if any, in connection with the preparation for such sale other than any fees, commissions or expenses of any broker retained by Lessor. In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may solicit cash bids on its own behalf, inquire into the efforts of Lessee to obtain bids or otherwise act in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest cash bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessee may revoke a Termination Notice delivered under SECTION 9(a) no more than four (4) times during the Term.

                  (iv) there is added after Section 9(d) a new Section 9(e) which reads in its entirety as follows:

                  (e)   TERMINATION BY REASON OF NON-ASSUMPTION EVENT.

                        (i) Lessor shall have the right (exercisable by the giving by Lessor to Lessee of at least two (2) days prior written notice specifying the date on which this Lease shall terminate pursuant to this SECTION 9(e)) to terminate this Lease at any time during the Term if at such time a Non-Assumption Event shall have occurred and be continuing. If this Lease terminates pursuant to this SECTION 9(e), Lessor shall have the rights and remedies, and Lessee shall have the obligations, in each case, that are specified in clauses (a) through (e) of SECTION 15 (with the same effect as if an Event of Default had occurred and was continuing). Lessee hereby waives any right, whether at law or in equity, or otherwise existing or arising, to stay, enjoin or otherwise restrict or impede the exercise by Lessor of any such right or remedy of Lessor.

                        (ii)  As used herein, "NON-ASSUMPTION EVENT" means that
            (a) this Lease shall not have been assumed by Lessee, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Lessee of a case under Chapter 11 of Title 11 of the United States Code (or any successor provision of any successor statute) (any such case being referred to as a "CHAPTER 11 CASE"), or (b) any Other Aircraft Lease, shall not have been assumed by Lessee or the other Person that is the lessee or sublessee under such Other Aircraft Lease, by confirmation of a plan of re-organization providing for such assumption or by separate court order, within 180 days after the commencement with respect to Lessee or such other Person of a Chapter 11 Case.

            (g) AMENDMENT OF SECTION 14. Section 14 of the Lease is amended as follows:

                  (i) the period at the end of clause (h) of Section 14 of the Lease is changed to a semi-colon followed by the word "or"; and

                  (ii)  the following additional clauses are added after clause
      (h) of Section 14 of the Lease:

                        (i) Lessee shall have failed to pay when due any amount payable by it under the Amendment Agreement and such failure shall have continued for five (5) Business Days; or Lessee or any Affiliate of Lessee that is a party to any Other Agreement shall have failed to pay when due any amount payable by it under such Other Agreement and such failure shall continue beyond the applicable cure or grace period, if any, provided for such failure in such Other Agreement; or Lessee or any Affiliate of Lessee shall have failed to perform or observe (or cause to be performed or observed) any covenant or agreement to be performed or observed (or caused to be performed or observed) by it under SECTION 2(c) or SECTION 2(f) of the Amendment Agreement or the analogous provision of any of the Other Restructuring Lease Amendments or under PART I of the Restructuring Letter Agreement or the analogous provision of any of the Other Restructuring Letter Agreements; or

                        (j) any representation or warranty made or deemed made by Lessee or any Affiliate of Lessee in the Amendment Agreement or any document or certificate furnished by it pursuant to or in connection with the Amendment Agreement (except the Tax Indemnity Agreement Amendment and such other documents or certificates furnished to Lessor solely in connection with the Tax Indemnity Agreement Amendment) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured within thirty (30) days after receipt by Lessee of written notice from Lessor.

            (h) AMENDMENT OF SECTION 15(c). Section 15(c) of the Lease is amended to read in its entirety as follows:

                        (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Aircraft, Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be a Termination Value Date not earlier than ten (10) days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on Rent Payment Dates occurring on or after the Termination Value Date specified as the payment date in such notice), any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) the payment date so specified (including, without limitation, any adjustments payable pursuant to SECTION 3(c) hereof) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such Termination Value Date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the present value, computed as of the Termination Value Date specified in such notice, discounted to such Termination Value Date at a rate per annum equal to 8.6%, of all unpaid Basic Rent for the remainder of the Basic Term (if the Basic Term has not concluded) or, if a Renewal Term or Additional Renewal Term has commenced, of all unpaid Basic Rent during the remaining portion of such Renewal Term or Additional Renewal Term, over the aggregate fair market rental value (computed as hereafter in this SECTION 15 provided) of such Aircraft for the remainder of the Basic Term (if the Basic Term has not concluded) or, if a Renewal Term or Additional Renewal Term has commenced, of the aggregate fair market rental value of such Aircraft during the remaining portion of such Renewal Term or Additional Renewal Term, after discounting such aggregate fair market rental value to present value as of the Termination Value Date specified in such notice at an annual rate equal to 8.6%; or (ii) an amount equal to the excess, if any, of the Event of Default Termination Value for the Aircraft, computed as of the Termination Value Date in such notice over the fair market sales value of the Aircraft (computed as provided below in this Section) as of the Termination Value Date in such notice.

            (i) AMENDMENT OF SECTION 15(d). Section 15(d) of the Lease is amended by changing the words "any unpaid Basic Rent or Renewal Rent with respect to the Aircraft due with respect to the period prior to (but not on) such date (including, without limitation, any adjustments payable pursuant to SECTION 3 hereof) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all costs of sale) and the Termination Value of such Aircraft" which appear after the comma that follows the first parenthetical in Section 15(d) of the Lease to read as follows: any unpaid Basic Rent or Renewal Rent with respect to the Aircraft due with respect to the period prior to (but not on) such date (including, without limitation, any adjustments payable pursuant to SECTION 3(c) hereof) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all costs of sale) and the Event of Default Termination Value of the Aircraft".

            (j) AMENDMENT OF SECTION 17. Paragraph (a) of Section 17 of the Lease is amended to read in its entirety as follows:

                  (a) if to Lessee, c/o Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577, Attention:
            Dorinda Pannozzo (Facsimile No. (914) 701-8750), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor; and

            (k) AMENDMENT OF SECTION 18. Section 18 of the Lease is amended as follows: (i) the fifth sentence of Section 18 of the Lease is deleted; and (ii) the last sentence of Section 18 of the Lease is amended to read in its entirety as follows:

            Nothing set forth in this Section 18 shall be construed to prohibit Lessee from separately pursuing any claim that it from time to time may have against Lessor or any other Person with respect to any other matter (other than the absolute and unconditional nature of Lessee's obligations under this Lease).

            (l) AMENDMENT OF SECTION 19. Section 19 of the Lease is amended as follows:

                  (i) Section 19(a)(4) of the Lease is amended to read in its entirety as follows:

                        (4) TERMINATION VALUE. The amounts which are payable during any Renewal Term or any Additional Renewal Term in respect of Termination Value and Event of Default Termination Value with respect to the Aircraft shall take into account the fair market sales value (as computed pursuant to SECTION 19(c)) of the Aircraft as of the commencement of such Renewal Term or such Additional Renewal Term and the fair market sales value (as computed pursuant to SECTION 19(c)) at the end of such Renewal Term or such Additional Renewal Term and shall decline ratably on a monthly basis and shall be in the amounts set forth in EXHIBIT C-2 to this Lease (as EXHIBIT C-2 to this Lease shall be agreed upon by Lessor and Lessee and incorporated in this Lease (in the case of such Renewal Term) or amended (in the case of such Additional Renewal Term) at the time such Renewal Term or such Additional Renewal Term commences) or, if applicable, in accordance with SECTION 7(a)(i) of the Tax Indemnity Agreement, SCHEDULE B to the Tax Indemnity Agreement (as SCHEDULE B to the Tax Indemnity Agreement shall be agreed upon by Lessor and Lessee and amended at the time such Renewal Term or such Additional Renewal Term commences).

                        (ii) The second paragraph of Section 19(b) of the Lease is amended to read in its entirely as follows:

                        Upon payment to Lessor in immediately available funds in
            Dollars of the full amount of the purchase price and payment of any other amounts then due hereunder or under the other Operative Documents (including all Basic Rent due prior to (but not on) the Purchase Option Date and all Supplemental Rent due prior to and on the Purchase Date and all reasonable costs or expenses of Lessor (if any) in connection with such purchase), Lessor will transfer to Lessee all of Lessor's right, title and interest in and to the Aircraft, in accordance with the provisions of SECTION 9(c).

            (m) AMENDMENT OF SECTION 20. Section 20 of the Lease is amended by changing the last sentence thereof to read in its entirety as follows:

            Upon payment to Lessor in immediately available funds in Dollars of the full amount of the Burdensome Buyout Price and payment of any other amounts then due hereunder or under the other Operative Documents (including all Basic Rent due prior to (but not on) such purchase date and all Supplemental Rent due prior to and on such purchase date and all reasonable costs or expenses of Lessor (if any) in connection with such purchase), Lessor will transfer to Lessee all of Lessor's right, title and interest in and to the Aircraft, in accordance with the provisions of SECTION 9(c).

            (n) AMENDMENT OF SECTION 28. Section 28 of the Lease is amended by deleting the last sentence thereof.

            (o) AMENDMENT OF SECTION 29. Section 29 of the Lease is amended by changing the first clause of the first sentence thereof (preceding the word "except" which appears therein) to read as follows: "Lessee and Lessor shall keep EXHIBITS B, B-1, B-4, C-1 and C-2 and ANNEX B to this Lease and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person,".

            (p) AMENDMENT OF EXHIBIT B-1. Exhibit B-l to the Lease is amended and restated to read in its entirety as set forth on Exhibit I to this Agreement (other than the first page thereof).

            (q) AMENDMENT OF EXHIBITS B-2 AND B-3. EXHIBITS B-2 and B-3 to the Lease are amended by substituting for the entire text of each such Exhibit the words "Intentionally Omitted".

            (r)   AMENDMENT OF EXHIBIT C. Exhibit C to the Lease is amended by
(i) re-lettering such Exhibit as EXHIBIT C-1 to the Lease, and (ii) changing the text thereof to read in its entirety as set forth on Exhibit II to this Agreement (other than the first page thereof).

            (s) AMENDMENTS TO ANNEX A. Annex A to the Lease is amended as follows:

                  (i) DELETIONS. The definitions of the terms "LESSEE 467 LOAN", "LESSEE 467 LOAN INTEREST", "LESSOR 467 LOAN", "LESSOR 467 LOAN INTEREST" and "SECTION 467 LOAN" contained in Annex A to the Lease are deleted in their respective entireties.

                  (ii) CHANGES. The definitions of the terms "BASIC TERM EXPIRATION DATE", "BUSINESS DAY", "NET ECONOMIC RETURN", "NET PRESENT VALUE OF RENTS", "RENT PAYMENT DATE" and "TERMINATION VALUE" contained in Annex A to the Lease are amended to read in their respective entireties as follows:

                        "BASIC TERM EXPIRATION DATE" means July 17, 2022, or
            such earlier date as the Lease may be terminated in accordance with the provisions thereof.

                        "BUSINESS DAY" means any day other than a Saturday or
            Sunday or a day on which commercial banks are required or authorized to close in New York, New York or the city and state where the principal office of Lessor is located.

                        "NET ECONOMIC RETURN" means Lessor's net after-tax book
            yield and aggregate after-tax cash flow, in each case computed on the basis of the same methods and assumptions as were utilized in determining Basic Rent amounts, Termination Value amounts and Event of Default Termination Value amounts as the same were amended or added pursuant to, and as the same are set forth in, the Amendment Agreement and the Tax Indemnity Agreement Amendment, as such assumptions may be adjusted for events which have been the basis for adjustments to Rent pursuant to SECTION 3(c) of the Lease.

                        "NET PRESENT VALUE OF RENTS" means the net present
            value, as of April 11, 2003, of Basic Rent set forth on EXHIBIT B-1 to the Lease for all Rent Payment Dates on and after April 11, 2003 discounted at a rate per Lease Period equal to (a) 8.6% divided by
            (b) the number of Lease Periods per year.

                        "RENT PAYMENT DATE" means (a) July 17, 2002, (b) the
            17th day of each succeeding month to and including March 17, 2003,
            (c) April 11, 2003, (d) the 11th day of each succeeding month during the Basic Term, (e) the Basic Term Expiration Date, and (f) the last Business Day of any Renewal Term or Additional Renewal Term.

                                      -l9-

                        "TERMINATION VALUE", with respect to the Aircraft, (a)
            means, as of any Termination Value Date during the Basic Term (with respect to which the Termination Value is to be determined), the amount set forth opposite such Termination Value Date in the column captioned "Termination Value" on EXHIBIT C-1 to the Lease (or, if applicable in accordance with SECTION 7(a)(i) of the Tax Indemnity Agreement, on SCHEDULE B to the Tax Indemnity Agreement) and (b) as of any date during the Renewal Term of any Additional Renewal Term, has the meaning specified in SECTION 19(a)(4) of the Lease.

                  (iii) ADDITIONS. The following definitions of the terms "AMENDMENT AGREEMENT", "CHAPTER 11 CASE", "EFFECTIVE DATE", "EVENT OF DEFAULT TERMINATION VALUE", "EXCEPTED ENGINE", "GECC", "GROUNDED AIRCRAFT", "GROUNDED ENGINE", "NON-ASSUMPTION EVENT", "OTHER AGREEMENT", "OTHER AIRCRAFT LEASE", "OTHER EXISTING AGREEMENT", "OTHER RESTRUCTURING LEASE AMENDMENT", "OTHER RESTRUCTURING LETTER AGREEMENT", "OWNERSHIP INTERESTS", "RESTRUCTURING LETTER AGREEMENT", "SEPARATELY GROUNDED ENGINE", "STORAGE PROGRAM", "SUBSIDIARY" and "TAX INDEMNITY AGREEMENT AMENDMENT" are added to Annex A to the Lease in appropriate alphabetical order:

                        "AMENDMENT AGREEMENT" means the Amendment Agreement (MSN
            32838), dated as of August 1, 2003, between Lessor and Lessee.

                        "CHAPTER 11 CASE" has the meaning specified for such
            term in SECTION 9(e)(ii) of the Lease.

                        "EFFECTIVE DATE" has the meaning specified for such term
            in the Amendment Agreement.

                        "EVENT OF DEFAULT TERMINATION VALUE", with respect to
            the Aircraft, (a) means, as of any Termination Value Date during the Basic Term (with respect to which the Event of Default Termination Value is to be determined), the amount set forth opposite such Termination Value Date in the column captioned "Event of Default Termination Value" on EXHIBIT C-1 to the Lease (or, if applicable in accordance with Section 7(a)(i) of the Tax Indemnity Agreement, on SCHEDULE B to the Tax Indemnity Agreement), and (b) as of any date during the Renewal Term or any Additional Renewal Term, has the meaning specified in SECTION 19(a)(4) of the Lease.

                        "EXCEPTED ENGINE" means an Engine that, at any time at
            which the Airframe is grounded pursuant to SECTION 7(a)(i) of the Lease, (i) is installed on an airframe other than the Airframe as permitted in accordance with the Lease, (ii) is in maintenance (other than maintenance pursuant to a Storage Program), (iii) is on the ground for a temporary period consistent with airline industry practice in the United States, or (iv) is used by Lessee as a spare engine consistent with airline industry practice in the United States.

                        "GECC" means General Electric Capital Corporation, a
            Delaware corporation.

                        "GROUNDED AIRCRAFT" has the meaning specified for such
            term in SECTION 7(a)(1) of the Lease.

                        "GROUNDED ENGINE" has the meaning specified for such
            term in SECTION 7(a)(1) of the Lease.

                        "NON-ASSUMPTION EVENT" has the meaning specified for
            such term in SECTION 9(e)(ii) of the Lease.

                        "OTHER AGREEMENT" means (a) any Other Aircraft Lease,
            (b) any Other Existing Agreement, or (c) any other agreement, document or instrument executed and delivered subsequent to April 11, 2003 (i) which (A) is a lease or a sublease or (B) is (or evidences) a financing arrangement or extension of credit or other financial accommodation, (ii) to which Lessee and/or any of its Affiliates is a party or a signatory or by which it is bound (other than solely as a guarantor thereof), and (iii) to which GECC, Lessor and/or any other Subsidiary of GECC is a party or of which GECC, Lessor and/or any other Subsidiary of GECC is a named or intended beneficiary (pursuant to a trust agreement or otherwise).

                        "OTHER AIRCRAFT LEASE" means a lease or a sublease of an
            aircraft (other than the Lease), executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Lessee or an Affiliate of Lessee is a party as lessee or sublessee and GECC, Lessor or any other Subsidiary of GECC is a party as lessor or sublessor; and "OTHER AIRCRAFT LEASES" means all seven of such leases and subleases. For the avoidance of any doubt, the Other Aircraft Leases are identified in the Restructuring Letter Agreement.

                        "OTHER EXISTING AGREEMENT" means any one of (a) the two
            engine lease agreements, (b) the aircraft parts consignment access agreement, and (c) the credit agreement and related promissory note, guarantee, mortgages and security agreements, in each case, executed and delivered prior to, and unexpired and unterminated as of, April 11, 2003, and to which Lessee or an Affiliate of Lessee is a party and GECC, Lessor or any other Subsidiary of GECC is a party; and "OTHER EXISTING AGREEMENTS" means all of such agreements, documents and instruments. For the avoidance of any doubt, the Other Existing Agreements are identified in the Restructuring Letter Agreement.

                        "OTHER RESTRUCTURING LEASE AMENDMENT" means an Amendment
            Agreement, dated as of August 1, 2003, pertaining to one of the Other Aircraft Leases; and "OTHER RESTRUCTURING LEASE AMENDMENTS" means all seven of such amendment agreements.

                        "OTHER RESTRUCTURING LETTER AGREEMENT" means a letter
            agreement, dated as of August 1, 2003, pertaining to one of the Other Restructuring Lease Amendments; and "OTHER RESTRUCTURING LETTER AGREEMENTS" means all seven of such letter agreements.

                        "OWNERSHIP INTERESTS" means, with respect to a Person,
            any capital stock, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests or other equity interests (however designated and of any character) of such Person, including, without limitation, securities convertible into any of the foregoing and rights, warrants or options to acquire any of the foregoing.

                        "RESTRUCTURING LETTER AGREEMENT" means the letter
            agreement, dated as of August 1, 2003, and captioned "Restructuring Letter Agreement (MSN 32838)", between Lessor and Lessee.

                        "SEPARATELY GROUNDED ENGINE" has the meaning specified
            for such term in SECTION 7(a)(1) of this Lease.

                        "STORAGE PROGRAM" means, with respect to the Grounded
            Aircraft, a Grounded Engine or a Separately Grounded Engine, (a) Lessee's Roswell New Mexico storage program (as in effect on the Effective Date or as modified from time to time so long as (i) such storage program, as so modified, satisfies the criteria specified in sub-clauses (i) and (ii) of the following clause (b) of this defined term, and (ii) in the event of a modification that is material (when considered in relation to such storage program taken as a whole or to the interests of Lessor in and with respect to the Aircraft), such storage program, after giving effect to such modification, is otherwise reasonably acceptable to Lessor), or (b) any other storage program that (i) is approved for the Grounded Aircraft, such Grounded Engine or such Separately Grounded Engine (as applicable) by the FAA (or the applicable governmental authority under the laws of any jurisdiction (other than the United States of America) in which the Aircraft may then be registered as permitted in accordance with the Lease), (ii) complies with the guidelines of the manufacturers of the Airframe and the Engine(s) or engine(s) constituting and/or forming part of the Grounded Aircraft, such Grounded Engines or such Separately Grounded Engine (as applicable) for the storage (including maintenance during storage) thereof, and
            (iii) otherwise is acceptable to Lessor.

                        "SUBSIDIARY" means, with respect to a Person, (a) any
            corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding Ownership Interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. For purposes of this definition, "control" (including "controlled by") means, with respect to a Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

                        "TAX INDEMNITY AGREEMENT AMENDMENT" means Amendment No.
            1 to the Tax Indemnity Agreement, dated as of August 1, 2003, between Lessor and Lessee.

      SECTION 4. EFFECTIVE DATE AND CONDITIONS PRECEDENT.

            (a) EFFECTIVE DATE AND CONDITIONS PRECEDENT. This Agreement shall become effective upon satisfaction in full of each of the following conditions on or prior to the Effective Date:

                  (i) DELIVERIES TO LESSOR. Lessor shall have received the following (in each case, satisfactory in form and substance to Lessor and its legal counsel):

                        (A) this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment, duly executed by Lessee;

                        (B) a Lessee Party Acknowledgement and Agreement of each Lessee Party other than Lessee, duly executed by such Lessee Party;

                        (C) favorable opinions of (1) Cahill Gordon & Reindel LLP, special counsel for Lessee and the other Lessee Parties, and
            (2) Crowe & Dunlevy, special FAA counsel for Lessee, each dated the Effective Date, as to such matters relating to this Agreement, the Lease, the Tax Indemnity Agreement and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Lessor shall have reasonably requested; and

                        (D) payment in full (or evidence of payment in full) of all expenses of Lessor and other sums required to be paid to (or for the account of) Lessor and its Affiliates pursuant to this Agreement, the other Restructuring Lease Amendments, the Other Agreements and the Operative Documents (as defined herein and in the Other Restructuring Lease Amendments).

                  (ii) SIMULTANEOUS AMENDMENT OF OTHER AIRCRAFT LEASES. Each of the Other Restructuring Lease Amendments shall have become effective prior to, or shall become effective simultaneously with, the effectiveness of this Agreement.

                  (iii) DELIVERIES TO LESSEE. Lessee shall have received the following (in each case, satisfactory in form and substance to Lessee and its legal counsel):

                        (A) this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment, duly executed by Lessor;

                        (B) an Acknowledgment, Consent and Agreement of Lessor Guarantor in the form of Schedule IV hereto, duly executed by Lessor Guarantor; and

                        (C) favorable opinions of (1) Paul, Hastings, Janofsky & Walker LLP, special counsel for Lessor, and (2) Christopher Beers, Esq., inside counsel for Lessor, each dated the Effective Date, as to such matters relating to this Agreement, the Lease, the Tax Indemnity Agreement and the Restructuring Letter Agreement and the transactions contemplated hereby and thereby, as Lessee shall have reasonably requested.

            (b)   WAIVER OR DEFERRAL OF CONDITIONS PRECEDENT.

                  (i) WAIVER OR DEFERRAL BY LESSOR. The conditions specified in Sections 4(a)(i) and 4(a)(ii) are for the sole benefit of Lessor and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Lessor (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Lessor to Lessee deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Lessor of any such condition not satisfied at or prior to the time of such filing.

                  (ii) WAIVER OR DEFERRAL BY LESSEE. The conditions specified in Section 4(a)(iii) are for the sole benefit of Lessee and may be waived or deferred, in whole or in part and with or without condition, in any such case, in writing by Lessee (acting in its sole discretion); PROVIDED, HOWEVER, that, in the absence of written notice by Lessee to Lessor deferring (rather than waiving) satisfaction of any such condition not satisfied at or prior to the time of filing with the FAA of this Agreement, the filing with the FAA of this Agreement shall constitute waiver by Lessee of any such condition not satisfied at or prior to the time of such filing.

            (c) DELIVERY BY TELECOPY. Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party agrees that delivery of an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to Section 4(a) or 4(b) of this Agreement by telecopy shall be equally as effective as delivery of an original executed counterpart or an original, as applicable, of such document, instrument or agreement. If Lessor, Lessee or any other Lessee Party delivers an executed counterpart or an executed copy of any document, instrument or agreement required to be delivered pursuant to Section 4(a) or 4(b) of this Agreement by telecopy, such person shall deliver an original executed counterpart or an original, as applicable, of such document, instrument or agreement, but the failure to deliver such original executed counterpart or such original, as applicable, shall not affect the validity, enforceability or binding effect of such document, instrument or agreement.

      SECTION 5. REPRESENTATIONS AND WARRANTIES.

            (a) LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Lessor that as of the Effective Date:

                  (i) POWER AND AUTHORITY. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessee; and Lessee has all requisite power and authority to execute and deliver this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and to perform its obligations under this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Lessee of this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and the performance by Lessee of this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement have been duly authorized by all necessary action and did not, do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Lessee or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Lessee or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or require any consent or approval of any creditor of Lessee pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Lease) or any of the assets of Lessee pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Lessee is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessee.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Lessee of this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and the performance by Lessee of its obligations under this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Lessee.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Lessor, this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO DEFAULT. No event has occurred and is continuing, or would result from the effectiveness of this Agreement, the Restructuring Letter Agreement or the Tax Indemnity Agreement Amendment, which constitutes a Default or an Event of Default under and as defined in the Lease.

            (b) LESSOR REPRESENTATIONS AND WARRANTIES. Lessor hereby represents and warrants to Lessee that as of the Effective Date;

                  (i) POWER AND AUTHORITY. Lessor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not cause, or be reasonably expected to cause, a Material Adverse Change with respect to Lessor; and Lessor has all requisite power and authority to execute and deliver this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and to perform its obligations under this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement.

                  (ii) DUE AUTHORIZATION; NO VIOLATION. The execution and delivery by Lessor of this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and the performance by Lessor of this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement have been duly authorized by all necessary action and do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of Lessor or any law or any regulation, order, writ, injunction or decree of any Governmental Entity applicable to Lessor or by which it or any of its properties is bound, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, of require any consent or approval of any creditor of Lessor pursuant to, or result in the creation or imposition of any Lien upon the Aircraft (other than as permitted under the Lease) or any of the other assets of Lessor pursuant to the terms of, any mortgage, indenture, agreement or instrument to which Lessor is a party or by which it or any of its properties is bound, in each case, which violation, conflict, breach, default or Lien (other than any Lien upon the Aircraft) would cause, or would reasonably be expected to cause, a Material Adverse Change with respect to Lessor.

                  (iii) GOVERNMENTAL APPROVALS. The execution and delivery by Lessor of this Agreement, the Restructuring Letter Agreement and the Tax Indemnity Agreement Amendment and the performance by Lessor of its obligations under this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement did not, do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity, other than (a) the filing of this Agreement with the FAA and (b) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Lessor.

                  (iv) ENFORCEABILITY. Assuming the due authorization, execution and delivery thereof by Lessee, this Agreement, the Restructuring Letter Agreement, the Lease and the Tax Indemnity Agreement constitute legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (v) NO ACTUAL KNOWLEDGE OF EVENTS OF DEFAULT. Lessor has no actual knowledge (as of the Effective Date) of any Default or Event of Default under and as defined in the Lease (it being expressly acknowledged and agreed by Lessee that the foregoing representation and warranty (a) shall not (and shall not be construed to) limit, in any manner or to any extent, any term or provision of Section 8 of this Agreement, and (b) is without prejudice to Lessor's rights and remedies referred to in Section 8 of this Agreement.)

      SECTION 6. EFFECT OF THIS AGREEMENT; CERTAIN TAX TREATMENT. Except as specifically amended hereby, the Lease shall remain in full force and effect as in existence on the date hereof and is hereby ratified and confirmed in all respects. From and after the Effective Date, any reference in any Operative Document, or otherwise by Lessor or Lessee, to the Lease shall mean the Lease, as amended by this Agreement. Lessee and Lessor acknowledge and agree that, as consideration for the Lessor Accommodations, Lessor is permitted to retain the outstanding balance of the Lessor 467 Loan (as defined in the Lease prior to the Effective Date). Thus, (i) on and as of April 11, 2003 (the date on which the Term Sheet was executed and delivered by or on behalf of Lessor and Lessee), the Lessor 467 Loan (as defined in the Lease prior to the Effective Date) is deemed paid, satisfied and discharged in full (without any further obligation of Lessor to Lessee in respect thereof), and (ii) Lessor will (a) include in its income for Federal income tax purposes for its tax year ending in 2003 an amount equal to the outstanding principal balance of the Lessor 467 Loan (as defined in the Lease prior to the Effective Date) on and as of April 10, 2003, and (b) characterize such income as ordinary income.

      SECTION 7. TERM SHEET SUPERSEDED; OTHER TERM SHEET MATTERS. This Agreement, the Restructuring Letter Agreement, the Other Restructuring Lease Amendments and the Other Restructuring Letter Agreements supersede the Term Sheet and the Other Term Sheet in their respective entireties. This Agreement and the Restructuring Letter Agreement supersede the Term Sheet in its entirety to the extent the Term Sheet relates to the Lease. Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party acknowledge and agree that all moneys deposited by Lessees (as defined in the Term Sheet and the Other Term Sheet) in escrow pursuant to the Term Sheet and the Other Term Sheet have been released from escrow and applied to the payment of the installments of Basic Rent under the Leases (as the terms "Basic Rent and "Leases" are defined in the Term Sheet and the Other Term Sheet) that are the subject of the Specified Payment Defaults under the Leases (as the terms "Specified Payment Defaults" and "Leases" are defined in the Term Sheet and the Other Term Sheet). Lessor, Lessee and (by its execution and delivery of its Lessee Party Acknowledgment and Agreement) each other Lessee Party further acknowledge and agree that

GECAS has fully performed all obligations to be performed by GECAS under the Term Sheet (including, without limitation, Section 5 thereof) and the Other Term Sheet.

      SECTION 8. RESERVATION OF RIGHTS. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed as a present or future waiver of existing or future Events of Default under and as defined in the Lease, or of any rights or remedies of Lessor under the Lease or at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to limit the right of Lessor to exercise rights or remedies, whether against Lessee or any Affiliate of Lessee or any of its officers or directors or any other Person, available under the Lease or at law or in equity by reason or in respect of any facts, circumstances or events pertaining to Lessee or any of its Affiliates (regardless of whether any of such facts, circumstances or events has heretofore been disclosed by or on behalf of Lessee or any of its Affiliates or has heretofore been or is now otherwise in the public domain and regardless of whether Lessor or any of its Affiliates may be deemed to have had or to have knowledge of any thereof). Nothing in this Agreement shall be construed as: (i) a present or future waiver, amendment, supplement, termination, extension or modification of any agreement or instrument or any transaction which is not expressly referred to herein and (a) which has been entered into or which arose prior to the Effective Date (including, without limitation, the Other Agreements in effect prior to the Effective Date and the transactions contemplated thereby) or (b) which is entered into or arises after the Effective Date; or (ii) as entitling Lessee or any of its Affiliates to any right to reduction of future payments by reason of, or offset or recoupment against or with respect to, or any other right in, to or in respect of, any payment previously made by Lessee or any of its Affiliates under the Lease or any of the other Leases (as the term "Leases" is defined in the Term Sheet and the Other Term Sheet) (it being understood that the sole credits, offsets, recoupments or other rights to or in respect of any such payment were as described in a footnote to an exhibit, schedule or annex to certain of the other Leases (as so defined) and have been fully given, taken and effected); or (iii) an admission of any kind.

      SECTION 9. FURTHER ASSURANCES. Each of Lessor and Lessee agrees to do such further acts and things or cause to be performed such further acts and things, including, without limitation, execute and deliver, or cause to be executed and delivered, such agreements and other documents, as the other party hereto shall reasonably require or deem advisable to effectuate the purposes of this Agreement, the Restructuring Letter Agreement or the Tax Indemnity Agreement Amendment or to better assure or confirm its rights and remedies hereunder or thereunder.

      SECTION 10. TIME OF THE ESSENCE; INTEREST AT PAST DUE RATE. Time is of the essence with respect to each provision of this Agreement, the Restructuring Letter Agreement, the Tax Indemnity Agreement Amendment and each of the Operative Documents in which time is a factor. Amounts not paid by Lessee when due pursuant to Section 2(e) hereof shall bear interest at the Past Due Rate from and including the date when due to but excluding the date when paid in full.

      SECTION 11. SURVIVAL. All covenants, agreements, representations and warranties made in this Agreement and in any certificates, documents or instruments delivered pursuant hereto shall survive the execution and delivery of this Agreement and the occurrence of the Effective

Date pursuant hereto; and the agreements contained in Sections 2(d), 2(e), 7 and 8 of this Agreement shall survive termination of the Lease.

      SECTION 12. JURISDICTION. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States of America District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, or their successors or permitted assigns.

      SECTION 13. MISCELLANEOUS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. The section and paragraph headings in this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, Lessor and Lessee and their respective successors and permitted assigns. All references herein to a Person (including, without limitation, Atlas Holdings) shall mean and include any successor to such Person. This Agreement, the Tax Indemnity Agreement Amendment, the Restructuring Letter Agreement and the Operative Documents (i) constitute (as of the Effective Date) the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, (ii) supersede all prior and contemporaneous understandings and agreements of such parties with respect to such subject matter, and (iii) may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto with respect to such subject matter (it being understood and agreed, however, that nothing contained herein shall (or shall be deemed or construed to) supersede or to otherwise alter, limit or affect, in any manner or to any extent, any term or provision of any Other Restructuring Lease Amendment, any Tax Indemnification Agreement Amendment or Tax Indemnity Agreement Amendment (as defined in any Other Restructuring Lease Amendment) or any Other Restructuring Letter Agreement); and there are no oral agreements of the parties hereto with respect to such subject matter. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 14. DATING AND EFFECTIVENESS. Although this Agreement is dated as of the date first written above for convenience, this Agreement shall be effective as of the Effective Date.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                                TUOLUMNE RIVER AIRCRAFT FINANCE, INC.,
                                as Lessor

                                By /s/ Charles H. Meyer
                                   ---------------------------------
                                   Name:  Charles H. Meyer
                                   Title: Vice President

                                ATLAS AIR, INC.,
                                as Lessee

                                By
                                   ---------------------------------
                                   Name:
                                   Title:







































               [Signature Page to Amendment Agreement (MSN 32838)]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

                                TUOLUMNE RIVER AIRCRAFT FINANCE, INC.,
                                as Lessor

                                By
                                   ---------------------------------
                                   Name:
                                   Title:

                                ATLAS AIR, INC.,
                                as Lessee

                                By /s/ William C. Bradley
                                   ---------------------------------
                                   Name:  William C. Bradley
                                   Title: Vice President & Treasurer








































               [Signature Page to Amendment Agreement (MSN 32838)]

                           SCHEDULE TO EXHIBIT 10.7.2

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to instruction 2 to Regulation S-K, Item 601.

--------------------------------------------------------------------------------------------------------------
REGISTRATION        MANUFACTURER'S          LESSEE          LESSOR                   AGREEMENT
NUMBER              SERIAL NUMBER(S)
--------------------------------------------------------------------------------------------------------------
N418MC              32840                   Atlas Air,      AFS Investments          Amendment
                                            Inc.            XL-LLC                   Agreement, dated
                                                                                     August 1, 2003,
                                                                                     between AFS
                                                                                     Investments XL-LLC.,
                                                                                     as Lessor and Atlas
                                                                                     Air, Inc., as Lessee in
                                                                                     respect of Lease dated
                                                                                     November 22, 2002
                                                                                     with respect to
                                                                                     Aircraft N418MC
--------------------------------------------------------------------------------------------------------------


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